UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 18, 2020

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Cottonwood Communities, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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Maryland	333-215272	61-1805524
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

6340 South 3000 East, Suite 500
Salt Lake City, Utah 84121
(Address of Principal Executive Offices)
(801) 278-0700
(Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2020, Cottonwood Communities, Inc. (the “Company”), through an indirect wholly owned subsidiary, became obligated pursuant to a member interest purchase and sale agreement with KJ Boston Venture LLC dated January 3, 2020 and amended at various times thereafter, to acquire a multifamily community in the Greater Boston area (the "Property"). The seller is not affiliated with the Company or CC Advisors III, LLC, the Company’s external advisor. The purchase price for the Property is $103,600,000, excluding closing costs.

The Property encompasses 303,840 rentable square feet and has 262 units and amenities, including a swimming pool, clubhouse, outdoor amphitheater, and a dog park. The Property was constructed in 2016 and as of February 14, 2020 was 91.22% occupied.

Pursuant to the agreement, the Company made an initial earnest money deposit of $2,000,000, followed by an additional earnest money deposit of $1,000,000 and in some circumstances may be required to make an additional deposit of $1,000,000. The deposit became non-refundable on February 18, 2020.

The Company expects the acquisition of the property to close in the first quarter of 2020 upon satisfaction of agreed upon closing conditions. The Company intends to fund the purchase of the property with proceeds from its ongoing public offering and proceeds from a to-be formed credit facility. Although the Company expects to close in accordance with the terms of the purchase and sale agreement, there can be no assurance that events will not arise that could prevent the Company from acquiring this property. In some circumstances, if the Company fails to complete the acquisition, it may forfeit up to $4,000,000 of earnest money.

Item 3.02 Unregistered Sales of Equity Securities.

Preferred Offering

On November 8, 2019, Cottonwood Communities, Inc. (the "Company") launched a best-efforts private placement offering exempt from registration pursuant to Rule 506(b) of Regulation D of the Securities Act pursuant to which it is offering a maximum of $50,000,000 in shares of its Series 2019 Preferred Stock to accredited investors (the "Private Offering") at a purchase price of $10.00 per share (with discounts available to certain categories of purchasers). The exemption is available to the Company because the shares are being offered and sold solely to accredited investors without the use of general solicitation.

During the period from February 18, 2020 to February 23, 2020, the Company issued and sold 90,128 shares of its Series 2019 Preferred Stock in the Private Offering and received aggregate proceeds of $870,000. In connection with the sale of these shares in the Private Offering, the Company paid aggregate selling commissions of $26,600 and placement fees of $21,430. As of February 24, 2020, there were 481,018 shares of the Company’s Series 2019 Preferred Stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTTONWOOD COMMUNITIES, INC.

By:	/s/ Enzio Cassinis
Name:	Enzio Cassinis
Title:	Chief Executive Officer

Date:   February 24, 2020